UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2023

BYTE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40222	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

445 Park Avenue, 9th Floor

New York, NY 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (917) 969-9250

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	BYTSU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	BYTS	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	BYTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On June 27, 2023, BYTE Acquisition Corp. (“BYTS” or “Parent”), a Cayman Islands exempted company (which shall de-register from the Register of Companies in the Cayman Islands by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation prior to the Closing Date (as defined below)), entered into a merger agreement, by and among BYTS, BYTE Merger Sub Inc., a Washington corporation and a direct, wholly owned subsidiary of BYTS (“Merger Sub”), and Airship AI Holdings, Inc., a Washington corporation (“Airship AI” or the “Company”) (as it may be amended and/or restated from time to time, the “Merger Agreement”). Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings given to them in the Merger Agreement.

Airship AI is a robust AI-driven edge video, sensor and data management platform for government agencies and enterprises that gathers unstructured data from surveillance cameras and sensors, applies artificial intelligence (“AI”) analytics, and provides visualization tools to improve decision making in mission critical environments.

The board of directors of BYTS has unanimously approved and declared advisable the Merger Agreement (as defined below) and the Business Combination and resolved to recommend approval of the Merger Agreement and related matters by BYTS’ shareholders.

The Merger

The Merger Agreement provides that, among other things and upon the terms and subject to the conditions thereof, following the Domestication (as defined below) Merger Sub will merge with and into Airship AI (the “Merger”), after which Airship AI will be the surviving corporation (the “Surviving Corporation”) and a wholly-owned subsidiary of BYTS. The transactions contemplated by the Merger Agreement together with the other related agreements are referred to herein as the “Business Combination.” The time of the closing of the Business Combination is referred to herein as the “Closing.” The date of the Closing is referred to herein as the “Closing Date.” In connection with the Business Combination, BYTS will be renamed “Airship AI Holdings, Inc.” (“Airship Pubco”). The Merger will become effective upon the filing of the articles of merger with the Secretary of State of the State of Washington or at such later time as is agreed to by the parties to the Merger Agreement and specified in the articles of merger (the “Effective Time”).

The Domestication

On the day that is at least one business day prior to the date of the Effective Time and subject to the conditions of the Merger Agreement, BYTS shall de-register from the Register of Companies in the Cayman Islands by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law, as amended, and Part XII of the Companies Act (Revised) of the Cayman Islands (the “Domestication”).

In connection with the Domestication, (x) prior to the Domestication, Byte Holdings LP, a Cayman Islands exempted limited partnership and the Sponsor of BYTS (“Sponsor”), will surrender to BYTS for no consideration the sole issued and outstanding Class B ordinary share of BYTS, par value $0.0001 per share, and (y) at the effective time of the Domestication, (i) each then issued and outstanding Class A ordinary share of BYTS, par value $0.0001 per share, after giving effect to redemptions occurring prior to the Domestication, will convert automatically, on a one-for-one basis, into one share of common stock, par value $0.0001 per share, of Parent (each a “Parent Common Share”), (ii) each then issued and outstanding warrant of BYTS will become exercisable for one Parent Common Share (“Domesticated Parent Warrant”), pursuant to the Warrant Agreement, dated as of March 18, 2021, by and between BYTS and Continental Stock Transfer & Trust Company, as warrant agent, and (iii) each then issued and outstanding unit of BYTS shall separate and convert automatically into one Parent Common Share and one-half of one Domesticated Parent Warrant.

Consideration and Structure

Under the Merger Agreement, the Airship AI equityholders that hold shares of Company Common Stock (as defined below), Company Options (as defined below), Earnout Warrants (as defined below) or Company SARs (as defined below) will receive an aggregate of 22.5 million Parent Common Shares (the “Aggregate Merger Consideration”) in exchange for all of Airship AI’s outstanding equity interests.

The Merger Agreement also provides, among other things, that the Airship AI equityholders that hold shares of Company Common Stock, Company Options, Earnout Warrants or Company SARs have the contingent right to receive up to 5 million additional Parent Common Shares (the “Earnout Shares”), subject to the following contingencies:

(A)       25% of the Earnout Shares if, for the period starting on the Closing Date and ending on the last day of the full calendar quarter immediately following the first anniversary of the Closing Date, (1) Company Revenue is at least $39 Million, or (2) the aggregate value of new Contract awards (including awards obtained through purchase orders) with Federal law enforcement agencies (whether such awards are obtained directly or through intermediaries) has grown by at least 100% as compared to the year-over-year amount for the twelve-month period ending on the date of the Merger Agreement (the “First Operating Performance Milestone”);

(B)       75% of the Earnout Shares if, for the period starting on the Closing Date and ending on the last day of the full calendar quarter immediately following the third anniversary of the Closing Date, Company Revenue is at least $100 Million (the “Second Operating Performance Milestone”);

(C)       50% of the Earnout Shares if, at any time during the period starting on the Closing Date and ending on the fifth anniversary of the Closing Date, over any twenty (20) Trading Days within any thirty (30) Trading Day period the VWAP of the Parent Common Shares is greater than or equal to $12.50 per share (the “First Share Price Performance Milestone”); and

(D)       50% of the Earnout Shares if, at any time during the period starting on the Closing Date and ending on the fifth anniversary of the Closing Date, over any twenty (20) Trading Days within any thirty (30) Trading Day period the VWAP of the Parent Common Shares is greater than or equal to $15.00 per share (the “Second Share Price Performance Milestone”).

Pursuant to the Merger Agreement, at the Effective Time, each option (whether vested or unvested) (each, a “Company Option”) to purchase shares of common stock of the Company (“Company Common Stock”) that is outstanding as of immediately prior to the Effective Time will be converted into (i) an option to acquire, subject to substantially the same terms and conditions as were applicable under such Company Option (including expiration date, vesting conditions, and exercise provisions), the number of Parent Common Shares (rounded down to the nearest whole share), determined by multiplying the number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time by the Conversion Ratio (as defined below), at an exercise price per Parent Common Share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of Company Common Stock of such Company Option divided by (B) the Conversion Ratio (a “Converted Stock Option”), and (ii) the right to receive a number of Earnout Shares in accordance with, and subject to, the contingencies set forth in the Merger Agreement. At the Effective Time, Parent will assume all obligations of the Company with respect to each Converted Stock Option.

Pursuant to the Merger Agreement, at the Effective Time, each stock appreciation right (whether vested or unvested) granted under the Company’s stock appreciation rights plan (each, a “Company SAR”) that is outstanding immediately before the Effective Time (whether vested or unvested) shall, automatically and without any required action on the part of any holder or beneficiary thereof, be assumed by Parent and converted into a stock appreciation right denominated in Parent Common Shares (a “Converted SAR”). Each Converted SAR shall continue to have and be subject to substantially the same terms and conditions as were applicable to such Company SAR immediately before the Effective Time (including expiration date, vesting conditions, and exercise provisions), except that (i) each Converted SAR shall cover that number of Parent Common Shares equal to (A) the product (rounded down to the nearest whole number) of (1) the number of shares of Company Common Stock subject to the Company SAR immediately before the Effective Time and (2) the Conversion Ratio and (B) a number of Earnout Shares in accordance with, and subject to, the contingencies set forth in the Merger Agreement, and (ii) the per share base value for each Parent Common Share covered by the Converted SAR shall be equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (A) the base value per share of Company Common Stock of such Company SAR immediately prior to the Effective Time by (B) the Conversion Ratio. At the Effective Time, Parent will assume all obligations of the Company with respect to each Converted SARs.

Pursuant to the Merger Agreement, at the Effective Time, all of the warrants of the Company (the “Company Warrants”) will be converted into (i) a warrant to purchase, subject to substantially the same terms and conditions as were applicable under such Company Warrant, the number of Parent Common Shares (rounded up to the nearest whole share), determined by multiplying (A) the number of shares of Company Common Stock subject to such Company Warrant immediately prior to the Effective Time, by (B) the Conversion Ratio, at an exercise price per Parent Common Share (rounded down to the nearest whole cent) equal to (1) the exercise price per share of Company Common Stock of such Company Warrant divided by (2) the Conversion Ratio (a “Converted Warrant”) and (ii) with respect to each warrant to purchase shares of Company Common Stock set forth on Schedule 1.1(a) to the Merger Agreement (the “Earnout Warrants”), the right to receive a number of Earnout Shares in accordance with, and subject to, the contingencies set forth in the Merger Agreement. At the Effective Time, Parent will assume all obligations of the Company with respect to any Converted Warrants.

The “Conversion Ratio” is the quotient obtained by dividing (i) the number of Parent Common Shares constituting the Aggregate Merger Consideration, by (ii) the number of shares constituting the aggregate number of shares of Company Common Stock that are issued immediately prior to the Effective Time, plus the aggregate number of shares of Company Common Stock that are issuable upon full exercise of all Earnout Warrants outstanding as of immediately prior to the Effective Time, plus the aggregate number of shares of Company Common Stock issuable upon full exercise of all Company Options (whether vested or unvested) outstanding as of immediately prior to the Effective Time, plus the aggregate number of Company SARs (whether vested or unvested) outstanding as of immediately prior to the Effective Time.

The Airship Pubco Bylaws will provide that the Parent Common Shares issued to all holders of Company Common Stock, Company Options, Earnout Warrants and Company SARs as the Aggregate Merger Consideration will be subject to a lock-up for a period of 180 days following the Closing, and that Parent Common Shares issued to such holders upon satisfaction of the First Operational Performance Milestone (if any) will be subject to a 12-month lock-up period beginning on the date such shares are issued, unless waived, amended or repealed by the unanimous approval of the board of directors.

Representations, Warranties and Covenants

The parties to the Merger Agreement have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants with respect to the conduct of the Company and BYTS and their respective subsidiaries prior to the Closing, including the Company’s covenant to provide to BYTS within ten business days of the execution of the Merger Agreement its audited financial statements for the years ended December 31, 2022 and 2021 (the “PCAOB Financial Statements”) for inclusion in the registration statement on Form S-4 to be filed by BYTS in connection with the Business Combination (the “Registration Statement”).

BYTS has also agreed that, by the date that is twenty-one (21) Business Days following the later of (i) the date of the Merger Agreement and (ii) the date on which BYTS receives a copy of the unmodified opinion of a U.S. registered independent accounting firm stating that the Year End Financials present fairly, in all material respects, the financial position of the Company and its results of operations and cash flows as of and for the dates set forth in the Year End Financials, in conformity with U.S. generally accepted accounting principles, consistently applied, BYTS will enter into non-redemption agreements with certain investors (each a “Non-Redemption Agreement”) pursuant to which, among other things, such investors will commit to hold or acquire, as applicable, and not to redeem an aggregate of $7 million of BYTS Class A Ordinary Shares in connection with the Merger, on the terms and subject to the conditions set forth in these agreements.

BYTS and the Company may also mutually agree that BYTS enter into and consummate subscription agreements with investors to purchase securities of BYTS in connection with a private placement on terms mutually agreeable to BYTS and the Company, acting reasonably (any such purchase by investors, a “PIPE Financing”).

Conditions to Closing

The Closing is subject to certain customary conditions, including, among other things: (i) approval of the Business Combination and related agreements and transactions by the respective shareholders of BYTS and the Company; (ii) the effectiveness of the Registration Statement; (iii) the Parent Common Shares being conditionally approved for listing on the Nasdaq Stock Market (“Nasdaq”) or another national stock exchange; (iv) BYTS having, after giving effect to any redemption of Class A ordinary share of BYTS in connection with the transactions contemplated by the Merger Agreement, at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or otherwise being exempt from the provisions of Rule 419 promulgated under the Securities Act of 1933, as amended (the “Securities Act”); (v) the amount of cash remaining in the trust account established for the benefit of BYTS’ public shareholders and others, following redemptions in connection with the transactions, plus the amount of certain permitted financings of BYTS equaling or exceeding $7 million; and (vi) the unpaid legal fees of BYTS’ outside counsel as of immediately prior to the Closing not exceeding $2 million.

Termination

The Merger Agreement may be terminated by BYTS and the Company under certain circumstances, including, among others, (i) by mutual written agreement of BYTS and the Company, (ii) by either BYTS or the Company if the Closing has not occurred on or before September 25, 2023 (the “Outside Date”) and the material breach or violation of any representation, warranty or covenant under the Merger Agreement by the party seeking to terminate the Merger Agreement is not the cause of, or has not resulted in, the failure of the Closing to occur by the Outside Date, provided that, if the Closing has not occurred on or prior to September 1, 2023, BYTS will prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a mutually acceptable proxy statement to extend the time period to consummate an initial business combination for an additional three months, from September 25, 2023 to December 26, 2023 (or such other date as the parties may agree in writing) (the “Extension Proposal”) and the Outside Date will be extended to such date, (iii) by either BYTS or the Company if the Business Combination is prohibited or made illegal by a final, nonappealable governmental order or law and the failure to comply with any provision of the Merger Agreement by the party seeking to terminate the Merger Agreement is not a substantial cause of, or has not substantially resulted in, such order or law, (iv) by the Company, if BYTS, or by BYTS, if the Company, at any time prior to the Closing, has breached any of its covenants, agreements, representations and warranties except that, if such breach is curable by BYTS or the Company, as applicable, through the exercise of such party’s reasonable best efforts, then, for a period of up to 30 days after receipt of a notice from the Company or BYTS, as applicable, of such breach, such termination shall not be effective, and such termination shall become effective only if it is not cured within a certain period of time and (v) by the Company in the event that BYTS has not entered into the Non-Redemption Agreements prior to the Non-Redemption Agreement End Date.

Governance

The executive management of Airship AI is expected to serve as the executive management of Airship Pubco following Closing. Pursuant to the Merger Agreement, Airship Pubco’s board of directors will consist of five members, with the Sponsor having the right to designate one independent director.

The foregoing description of the Merger Agreement and the Business Combination does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is filed hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement contains representations, warranties and covenants that the parties to the Merger Agreement made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The Merger Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any other factual information about BYTS, the Company or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in BYTS’ public disclosures.

Timeframes for Filing and Closing

BYTS expects to file the Registration Statement as promptly as practicable after the date of the Merger Agreement. The Closing is expected to occur following the fulfillment or waiver of the closing conditions set forth in the Merger Agreement.

Certain Related Agreements

Parent Support Agreement

In connection with the execution of the Merger Agreement, BYTS entered into a support agreement (the “Parent Support Agreement”) with the Sponsor and the Company, pursuant to which the Sponsor agreed to, among other things, (i) vote all of its shares in favor of the various proposals related to the Business Combination and the Merger Agreement and any other matters necessary or reasonably requested by BYTS for consummation of the Business Combination, (ii) vote against any alternative proposal or alternative transaction or any proposal relating to an alternative proposal or alternative transaction, (iii) vote against any merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by BYTS (other than the Merger Agreement and transactions relating to the Merger), (iv) vote against any change in the business, management or board of directors of BYTS (other than in connection with the Merger), (v) vote against any proposal that would impede the Merger or that would result in a breach with respect to any obligation or agreement of BYTS, Merger Sub or the Sponsor under the Merger Agreement or the Parent Support Agreement, and (vi) vote in favor of any proposal to extend the period of time BYTS is afforded under its organizational documents to consummate an initial business combination, in each case, subject to the terms and conditions of the Parent Support Agreement. The Sponsor has also agreed (a) to forfeit 1,000,000 BYTS Class A ordinary shares owned by the Sponsor on the Closing Date and (b) to contribute 2,600,000 BYTS Class A ordinary shares owned by the Sponsor to secure the non-redemption agreements and/or the PIPE Financing. The Parent Support Agreement also provides that the Sponsor Shares will be subject to a lock-up for a period of 180 days following the Closing.

In addition, the Sponsor agreed to be bound by exclusivity and publicity sections of the Merger Agreement.

The foregoing description of the Parent Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Parent Support Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Company Support Agreement

In connection with the execution of the Merger Agreement, BYTS entered into a support agreement (the “Company Support Agreement”) with the Company and certain shareholders of the Company (the “Company Supporting Shareholders”) pursuant to which the Company Supporting Shareholders agreed to, among other things, (i) vote to adopt and approve, or to execute a written consent with respect to the approval, within five business days following the date of the effectiveness of the Registration Statement, the Merger Agreement and all other documents and transactions contemplated thereby, (ii) vote against any alternative proposal or alternative transaction or any proposal relating to an alternative proposal or alternative transaction, (iii) vote against any merger agreement or merger, consolidation, or combination sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company (other than the Merger Agreement and the transactions relating to the Merger), (iv) vote against any change in the business (to the extent in violation of the Merger Agreement), management or board of directors of the Company (other than in connection with the Merger), and (v) vote against any proposal that would impede the Merger or that would result in a breach with respect to any obligation or agreement of the Company or the Company Supporting Shareholders under the Merger Agreement or the Company Support Agreement, in each case, subject to the terms and conditions of the Company Support Agreement.

In addition, the Company Supporting Shareholders agreed to be bound by exclusivity and publicity sections of the Merger Agreement.

The foregoing description of the Company Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Company Support Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Registration Rights Agreement

The Merger Agreement contemplates that, at the Closing, Airship Pubco, the Sponsor and certain former shareholders of the Company (collectively, the “Holders”) will enter into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which Airship Pubco will agree to register for resale, pursuant to Rule 415 under the Securities Act, certain Parent Common Shares and Domesticated Parent Warrants that are held by the Holders from time to time.

The Registration Rights Agreement amends and restates the registration rights agreement that was entered into by BYTS, the Sponsor and the other parties thereto in connection with BYTS’ initial public offering. The Registration Rights Agreement will terminate on the earlier of (a) the five year anniversary of the date of the Registration Rights Agreement or (b) with respect to any Holder, on the date that such Holder no longer holds any Registrable Securities (as defined therein).

The foregoing description of the form of Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Registration Rights Agreement, a copy of which is filed as Exhibit 10.4 hereto and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On June 27, 2023, BYTS and Airship AI jointly issued a press release announcing the execution of the Merger Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein. Attached as Exhibit 99.2 hereto and incorporated by reference herein is an updated investor presentation, which will be used by BYTS with respect to the Business Combination.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of BYTS under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information contained in this Item 7.01, including Exhibits 99.1 and 99.2.

Important Information About the Business Combination and Where to Find It

The Business Combination will be submitted to shareholders of BYTS for their consideration. BYTS intends to file the Registration Statement with the SEC which will include a preliminary proxy statement/prospectus (a “Proxy Statement/Prospectus”). A definitive Proxy Statement/Prospectus will be mailed to BYTS’ shareholders as of a record date to be established for voting on the Business Combination. BYTS may also file other relevant documents regarding the Business Combination with the SEC. BYTS’ shareholders and other interested persons are advised to read, once available, the preliminary Proxy Statement / Prospectus and any amendments thereto and, once available, the definitive Proxy Statement/Prospectus, in connection with BYTS’ solicitation of proxies for its extraordinary meeting of shareholders to be held to approve, among other things, the Business Combination, because these documents will contain important information about BYTS, Airship AI and the Business Combination. Shareholders may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC regarding the Business Combination and other documents filed with the SEC by BYTS, without charge, at the SEC’s website located at www.sec.gov or by directing a request to: BYTS’ Chief Executive Officer at 445 Park Avenue, 9th Floor, New York, NY 10022.

Participants in the Solicitation

BYTS and Airship AI and certain of their respective directors, executive officers and other members of management and employees may be considered participants in the solicitation of proxies with respect to the Business Combination under the rules of the SEC. Information about the directors and executive officers of BYTS and Airship AI and a description of their interests in BYTS, Airship AI and the Business Combination are set forth in BYTS’ Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 31, 2023, and/or will be contained in the Registration Statement and the Proxy Statement/Prospectus when available, which documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

The disclosure herein includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements include, but are not limited to, (1) statements regarding estimates and forecasts of other financial, performance and operational metrics and projections of market opportunity; (2) references with respect to the anticipated benefits of the proposed Business Combination and the projected future financial performance of Airship AI following the proposed Business Combination; (3) changes in the market for Airship AI’s services and technology, expansion plans and opportunities; (4) Airship AI’s unit economics; (5) the sources and uses of cash in connection with the proposed Business Combination; (6) the anticipated capitalization and enterprise value of Airship Pubco following the consummation of the proposed Business Combination; (7) the projected technological developments of Airship AI; (8) current and future potential commercial and customer relationships; (9) the ability to operate efficiently at scale; (10) anticipated investments in capital resources and research and development, and the effect of these investments; (11) the amount of redemption requests made by BYTS’ public shareholders; (12) the ability of Airship Pubco to issue equity or equity-linked securities in the future; (13) the failure to achieve the minimum cash at closing requirements; (14) the inability to obtain or maintain the listing of the combined company’s common stock on Nasdaq following the Proposed Business Combination, including but not limited to redemptions exceeding anticipated levels or the failure to meet Nasdaq's initial listing standards in connection with the consummation of the Proposed Business Combination; and (15) expectations related to the terms and timing of the proposed Business Combination. These statements are based on various assumptions, whether or not identified in this release, and on the current expectations of BYTS’ and Airship AI’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of BYTS and Airship AI. These forward-looking statements are subject to a number of risks and uncertainties, as set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in BYTS’ Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 31, 2023, and/or will be contained in the Registration Statement and the Proxy Statement/Prospectus when available, and in those other documents that BYTS has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that neither BYTS nor Airship AI presently know or that BYTS and Airship AI currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward looking statements reflect BYTS’ and Airship AI’s expectations, plans or forecasts of future events and views as of the date of this Current Report on Form 8-K. BYTS and Airship AI anticipate that subsequent events and developments will cause BYTS’ and Airship AI’s assessments to change. However, while BYTS and Airship AI may elect to update these forward-looking statements at some point in the future, BYTS and Airship AI specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing BYTS’ and Airship AI’s assessments as of any date subsequent to the date of this release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell, or a solicitation of an offer to buy, or a recommendation to purchase, any securities in any jurisdiction, or the solicitation of any vote, consent or approval in any jurisdiction in connection with the Business Combination, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction. This Current Report on Form 8-K does not constitute either advice or a recommendation regarding any securities. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act, or an exemption therefrom.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1†	Merger Agreement, dated as of June 27, 2023, by and among BYTE Acquisition Corp., BYTE Merger Sub, Inc. and Airship AI Holdings, Inc.

10.1†	Parent Support Agreement, dated as of June 27, 2023, by and among Byte Holdings LP, BYTE Acquisition Corp. and Airship AI Holdings, Inc.

10.2†	Company Support Agreement, dated as of June 27, 2023, by and among BYTE Acquisition Corp., Airship AI Holdings, Inc. and the other parties thereto.

10.3	Form of Amended and Restated Registration Rights Agreement.

99.1	Joint Press Release, dated June 27, 2023.

99.2	Investor Presentation, dated June 2023.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

†	Certain of the schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BYTE ACQUISITION CORP.

	By:	/s/ Sam Gloor
		Name:	Sam Gloor
		Title:	Chief Executive Officer and
Chief Financial Officer

Date: June 27, 2023